SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2004

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)

(408) 333-8000

(Registrant’s telephone number, including area code)

Item 5. Other Events
EXHIBIT INDEX
EXHIBIT 99.1

Item 5. Other Events

     Brocade Communications Systems, Inc. (the Company) today announced the next phase of its plan to optimize the Company’s business model to drive improved profitability while sustaining revenue growth. This phase of the plan encompasses organizational changes that include a reduction in force of 110 employees, focusing of resources to better support OEM partners, and continued investments in intelligent SAN switching technology. As a result, Brocade will incur a $10.5 million restructuring charge for severance, asset impairments, and contract terminations. A copy of the press release is attached as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Press release, dated May 19, 2004, announcing Brocade’s next phase of the plan to optimize the Company’s business model.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Dated: May 19, 2004	By:	/s/ Antonio Canova

Antonio Canova
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated May 19, 2004, announcing Brocade’s next phase of the plan to optimize the Company’s business model.